Exhibit 4.25

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

$56,323,000 5.00% Exchangeable Senior Notes due 2009

Form of Registration Rights Agreement

June 28, 2006

TO THE HOLDERS (AS DEFINED HEREIN)

Ladies and Gentlemen:

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 28, 2006, by and among Primus Telecommunications Group, Incorporated, a Delaware corporation (“Primus”), Primus Telecommunications Holding, Inc., a Delaware corporation (“Holding” and together with Primus the “Company”), and the Purchasers, each of whom has agreed to acquire from Primus, Holding’s 5.00% Exchangeable Senior Notes due 2009 fully and unconditionally guaranteed by Primus (the “Guarantee”) pursuant to the Exchange Agreements (as defined below) and the Purchase Agreements (as defined below). The Notes will be exchangeable into shares of Common Stock (as defined below) pursuant to the terms of the Indenture (as defined below). As an inducement to the Purchasers to acquire the Notes, the Company agrees with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Notes under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

“Business Day” shall mean any day, except a Saturday, Sunday or legal holiday in which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Closing Date” shall mean June 28, 2006.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” shall mean the shares of common stock, $0.01 par value, of Primus, and any other shares of common stock as may constitute “Common Stock” for purposes of the Indenture, including the Underlying Common Stock.

“Effective Time,” shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Effectiveness Deadline,” shall have the meaning assigned thereto in Section 2(a) hereof.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to Primus in accordance with Section 3(c)(ii) or 3(c)(iii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Exchange Agreements” shall mean those certain Exchange Agreements, dated June 7, 2006, among the Company and the Purchasers.

“Filing Deadline” shall have the meaning assigned thereto in Section 2(a) hereof.

The term “holder” shall mean, unless the context otherwise indicates, each of the Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person is a registered holder of any Registrable Securities.

“Indenture” shall mean the Indenture governing the Notes, dated as of June 28, 2006, among Holding, Primus, as guarantor, and U.S. Bank National Association, as Trustee, as the same shall be amended from time to time.

“Notes” shall mean, collectively, the 5.00% Exchangeable Senior Notes due 2009 of Holding, issued to the Purchasers pursuant to the Exchange Agreements and the Purchase Agreements.

“Notice and Questionnaire” shall mean a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Election and Questionnaire attached as Exhibit A hereto.

The term “person” shall mean a corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchase Agreements” shall mean those certain Purchase Agreements, dated June 7, 2006, among the Company and the Purchasers.

“Purchasers” shall mean, collectively, the “Holders” referred to in the Exchange Agreements and the Purchase Agreements and that have executed and delivered a signature page to this Agreement.

“Registrable Securities” shall mean the Notes until such Notes have been exchanged for the Underlying Common stock and, subsequent to such exchange, the Underlying Common Stock; provided, however, that such Notes or such shares of Underlying Common Stock, as the case may be, shall cease to be Registrable Securities at the earliest of (i) a Shelf Registration Statement registering such Registrable Security under the Securities Act has been declared or becomes effective and such Registrable Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (ii) such Registrable Security is sold pursuant to Rule 144; (iii) such Registrable Security is eligible to be sold pursuant to paragraph (k) of Rule 144; (iv) such Registrable Security shall cease to be outstanding or (v) two (2) years.

“Registration Default” shall have the meaning assigned thereto in Section 2(b) hereof.

“Registration Default Period” shall have the meaning assigned thereto in Section 2(b) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Rule 144” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(a) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(b) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Underlying Common Stock” shall mean the Common Stock into which the Notes are exchangeable pursuant to the terms of the Indenture.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

Section 2. Registration Under the Securities Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Company shall prepare and file or cause to be prepared and filed with the Commission within forty-five (45) days of the Closing Date (the “Filing Deadline”) a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to

Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”). The Company agrees to use its reasonable best efforts (x) to cause the Shelf Registration Statement to become or be declared effective by the Commission no later than one-hundred eighty (180) days after the Closing Date (the “Effectiveness Deadline”) and, except as otherwise provided for herein, to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) the date when all of the Registrable Securities have been sold pursuant to Rule 144 or the Shelf Registration Statement, (ii) the expiration of the holding period under Rule 144(k) under the Securities Act, or any successor provision, (iii) such time as there are no longer any Registrable Securities outstanding or (iv) two (2) years (the “Effectiveness Period”); provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take such reasonable action to make such filings with the Commission as could enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(c)(iii) hereof or obligate the Company to take such action until receipt of a completed and signed Notice and Questionnaire. The Company further agrees to use its reasonable best efforts to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act for shelf registration, and the Company agrees to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission. Notwithstanding anything to the contrary contained herein, subject to applicable law, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of any Holders in any filing, announcement, release or otherwise without the prior written consent of the applicable Holder. The receipt of a Notice and Questionnaire shall be considered a valid consent for the purposes of this Section 2.

(b) In the event that (i) the Company has not filed the Shelf Registration Statement on or before the Filing Deadline, or (ii) such Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the Effectiveness Deadline, or (iii) the Company delays the effectiveness of the Shelf Registration Statement or suspends the right of any holder to sell Registrable Securities under an effective Shelf Registration Statement except as permitted herein, or (iv) any Shelf Registration Statement is filed and becomes or is declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued by the Commission pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Shelf Registration Statement, except as otherwise provided for herein, without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, in addition to the provisions of Section 8(a), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on the aggregate principal amount of the outstanding

Registrable Securities that are Notes at a per annum rate of 1.00% for the first ninety (90) days of the Registration Default Period and at a per annum rate of 1.50% thereafter for the remaining portion of the Registration Default Period, which such period shall not extend past the Effectiveness Period. All accrued Special Interest shall be paid in cash by Holding on each Interest Payment Date (as defined in the Indenture). Following the cure any such Registration Default, the accrual of Special Interest related thereto shall cease. If a holder has exchanged some or all of its Notes into Underlying Common Stock, the holder will not be entitled to receive any Special Interest with respect to such Underlying Common Stock, cash paid in lieu of Underlying Common Stock or the principal amount of the Notes that have been so exchanged.

(c) The Company shall use its reasonable best efforts to take all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated in Section 2(a) hereof.

(d) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

(e) Notwithstanding anything to the contrary contained in this Agreement, the Company shall have the right to delay the effectiveness of the Shelf Registration Statement or to suspend the right of any holder to sell Registrable Securities under an effective Registration Statement, during two (2) periods aggregating to not more than sixty (60) days in any twelve-month period (a “Blackout Period”) if the Company reasonably determines that the offering of any Registrable Securities by any holder of Registrable Securities would require disclosure of material information as to which disclosure at that time would not be in the best interest of the Company and its stockholders. Upon notice by the Company to the holders of Registrable Securities of such determination (a “Blocking Notice”), which notice shall contain no material non-public information, such holders agree to (a) keep the fact of any such notice, and any information contained in such notice, strictly confidential, (b) promptly halt any offer, sale, trading or transfer by such holders of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until earlier terminated by the Company in writing) and (c) promptly halt any use, publication, dissemination or distribution of any registration statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until earlier terminated by the Company in writing). Delivery of a Blocking Notice and the related suspension of any Shelf Registration Statement or the occurrence of a Blackout Period in accordance with the terms of this Agreement and not in excess of the Blackout Period shall not constitute a default under this Agreement and shall not create any obligation to pay Special Interest pursuant hereto.

Section 3. Registration Procedures.

If the Company files a registration statement pursuant to Section 2(a), the following provisions shall apply:

(a) At or before the Effective Time of the Shelf Registration Statement,

the Company shall cause the Indenture to be qualified under the Trust Indenture Act.

(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c) In connection with the Company’s obligations with respect to the Shelf Registration, the Company shall use its reasonable best efforts to, as soon as practicable (or as otherwise specified):

(i) prepare and file with the Commission within the time periods specified in Section 2(a), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the Electing Holders thereof in accordance with such method or methods of disposition as may be specified by such holders, from time to time, and use its reasonable best efforts to cause such Shelf Registration Statement to become or be declared effective within the time periods specified in Section 2(a);

(ii) take action to name each holder that is an Electing Holder as of the date that is ten Business Days prior to the effectiveness of the Shelf Registration Statement as a selling securityholder in the Shelf Registration Statement as of the Effective Time; provided, no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has timely returned a completed and signed Notice and Questionnaire to the Company and is named as a selling securityholder in the Shelf Registration Statement;

(iii) upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;

(iv) as soon as practicable, prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission;

(v) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf

Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi) upon request, provide the Electing Holders a copy of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii) within two (2) Business Days notify each of the Electing Holders (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or, to the knowledge of the Company, threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose, or (D) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act;

(viii) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto as soon as practicable;

(ix) use their reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of no more than five jurisdictions that the Electing Holders collectively shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(a) above to enable any such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation or limited liability company, as the case may be, in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(ix), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws (or other organizational document) or any agreement between it and holders of its ownership interests;

(x) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities;

(xi) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

(xii) provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time; and

(xiii) notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Agreement pursuant to Section 8(g) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the substance of the amendment or waiver proposed or effected, as the case may be.

(d) In the event that the Company would be required, pursuant to Section 3(c)(vii)(D) above, to notify the Electing Holders the Company shall, as promptly as practicable, but in any event within ten (10) Business Days, prepare and furnish to each of the Electing Holders, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus conforms in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act, and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(c)(vii)(D) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(e) In addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Section 4. Registration Expenses.

The Company agrees, subject to the last sentence of this Section 4, to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Agreement, including (a) all Commission filing and review fees and expenses, (b) all reasonable fees and expenses in connection with the qualification of the Notes for offering and sale under the securities laws and blue sky laws referred to in Section 3(c)(ix) hereof, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto and each amendment or supplement to the foregoing, (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Registrable Securities and the preparation of documents referred in clause (c) above, (e) reasonable fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any reasonable fees and expenses for counsel for the Trustee, of any collateral agent or custodian and of the registrar and transfer agent of the Common Stock, (f) internal expenses of the Company (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), and (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company in connection with the Company’s obligations under this Agreement, (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, with the written consent of the Company, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay, and be solely responsible for, all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

Section 5. Representations, Warranties and Covenants.

The Company represents and warrants to, and agrees with, each Purchaser and each of the holders from time to time of Registrable Securities that:

(a) Each Shelf Registration Statement covering Registrable Securities, when it becomes effective with the Commission, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(c)(vii)(D) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(d) hereof; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities or Electing Holder expressly for use therein.

(b) Any documents incorporated by reference in any Shelf Registration Statement referred to in Section 5(a) hereof, when it becomes effective, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities or Electing Holder expressly for use therein.

(c) This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

Section 6. Indemnification.

(a) Indemnification by the Company. The Company (i) will indemnify and hold harmless each of the Electing Holders identified as a selling securityholder in a Shelf Registration Statement, and each person, if any, who controls any such Electing Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any such Electing Holder or such controlling person (collectively, the “Electing Holder Parties”) against any losses, claims, damages or liabilities, joint or several, to which they may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, as the case may be, or any amendment thereof or supplement thereto, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse such Electing Holder for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the Company shall not be liable to any such Electing Holder Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Electing Holder Party expressly for use therein.

(b) Indemnification by the Purchasers and the Holders. Each Electing Holder of Registrable Securities included in a Shelf Registration Statement, severally and not jointly, (i) will indemnify and hold harmless Primus and each of its subsidiaries, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of the Company or such controlling person, and all other holders against any losses, claims, damages or liabilities to which they may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any amendment thereof or supplement thereto, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Electing Holder expressly for use therein, and (ii) will reimburse the Company for any reasonable legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the net proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent actually prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action or (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action; provided, that the indemnifying parties shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by any indemnified party.

(d) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party under Section 6(c)(i) and (ii). Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the net proceeds to be received by such holder from the sale of any Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 7. Rule 144.

The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, it shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

Section 8. Miscellaneous.

(a) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of their obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement.

(b) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, if delivered personally or by courier, (ii) when sent by facsimile, or (iii) three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, c/o Primus Telecommunications Group, Incorporated, 7901 Jones Branch Drive, Suite 900, McLean, VA 22102, Attention: Secretary, and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(c) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable, by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders, to the extent that any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(d) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Exchange Agreements and the Purchase Agreements and the transfer and registration of Registrable Securities by such holder.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture and the form of Notes) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(g), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(h) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying, upon reasonable prior notice, on any Business Day during normal business hours by any holder of Registrable Securities for proper purposes only at the offices of the Primus at the address thereof set forth in Section 8(b) above and at the office of the Trustee under the Indenture.

(i) Counterparts. This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(j) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(k) Multiple Purchasers. Each Purchaser understands, acknowledges and agrees that multiple Purchasers have executed and delivered this Agreement. Furthermore, each Purchaser acknowledges and agrees that if at any time any decision or action is required to be taken by the Purchasers in their capacities as holders of a requisite amount of Registrable Securities hereunder (including, without limitation, under Section 8(g)), the Company shall make the final and binding determination as to whether such decision or action has been properly taken by the requisite holders and shall inform each holder of the same.

(l) Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive jurisdiction of the courts of the State of New York, located in New York County and the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of New York.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you.

Very truly yours,

Primus Telecommunications Holding, Inc., a Delaware corporation, as Issuer

By:
Name:
Title:

Primus Telecommunications Group, Incorporated, a Delaware corporation, as Guarantor

By:
Name:
Title:

PURCHASER SIGNATURE PAGE TO AGREEMENT

IN WITNESS WHEREOF, the undersigned Purchaser has duly executed and delivered this Agreement as of the first date written above.

PURCHASER

[PURCHASER NAME]

By:
Name:
Its:

Purchaser Name and Address:

Fax Number:

EXHIBIT A

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

FORM OF SELLING SECURITY HOLDER ELECTION AND QUESTIONNAIRE

The undersigned beneficial holder of 5.00% Exchangeable Senior Notes due 2009 (the “New Notes”) of Primus Telecommunications Holding, Inc. (“Holding”) or Primus Telecommunications Group, Incorporated’s (“Primus”) common stock, par value $0.01 per share, issued upon conversion of the New Notes (the “Common Stock” and together with the New Notes, the “Registrable Securities”), understands that Primus has filed or intends to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (collectively, the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of June 28, 2006, among Primus, Holding and the initial purchasers named therein. A copy of the Registration Rights Agreement is available from Primus upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). To be included in the Shelf Registration Statement, this Election and Questionnaire must be completed, executed and delivered to Primus at the address set forth herein on or prior to the tenth business day before the effectiveness of the initial Shelf Registration Statement. We will give notice of the filing and effectiveness of the initial Shelf Registration Statement by issuing a press release.

Beneficial owners that do not complete this Election and Questionnaire and deliver it to Primus as provided below will not be named as selling security holders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Election and Questionnaire prior to the effectiveness of the initial Shelf Registration Statement so that such beneficial owners may be named as selling security holders in the related prospectus at the time of effectiveness. Upon receipt of a completed Election and Questionnaire from a beneficial owner following the effectiveness of the initial Shelf Registration Statement, Primus will, within 15 business days (subject to certain exceptions), file such amendments to the initial Shelf Registration Statement or additional shelf registration statements or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities. Primus has agreed to pay additional interest pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

Certain legal consequences arise from being named as selling security holders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling security holder in the Shelf Registration Statement and the related prospectus.

ELECTION

The undersigned beneficial owner (the “Selling Security Holder”) of Registrable Securities hereby elects to include in the prospectus forming a part of the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3). The undersigned, by signing and returning this Election and Questionnaire, understands that it will be bound by the terms and conditions of this Election and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless Primus and its directors, officers and each person, if any, who controls Primus within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Election and Questionnaire.

The undersigned hereby provides the following information to Primus and represents and warrants to Primus that such information is accurate and complete:

QUESTIONNAIRE

1. (a)	Full Legal Name of Selling Security Holder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item (3) below are held:

(c)	Is the Selling Security Holder an SEC-reporting company? If the Selling Security Holder is not an SEC-reporting company, list below the individual or individuals who exercise dispositive powers with respect to the Notes and the voting and/or dispositive powers with respect to the common stock underlying the Notes:

(d)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

(e)	If your response to Item l(d) above is “no,” are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

For purposes of this Item l(e), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(f)	Full legal name of person through which you hold the Registrable Securities—(i.e. name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held);

Name of Broker:

DTC No.:

Contract person:

Telephone No. (including area code):

Email address:

2.	Address for Notices to Selling Security Holder:

Telephone:
Fax:
E-mail address:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:

(a)	Type of Registrable Securities beneficially owned, and principal amount of Notes or number of shares of Common Stock, as the case may be, beneficially owned:

(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

4.	Beneficial Ownership of Primus Securities Owned by the Selling Security Holder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of Primus, other than the Registrable Securities listed above in Item (3).

(a)	Type and amount of other securities beneficially owned by the Selling Security Holder:

(b)	CUSIP No(s). of such other securities beneficially owned:

5.	Relationship with Primus

(a)	Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with Primus (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(b)	If the Selling Security Holder is a registered broker-dealer or an “affiliate” of a registered broker-dealer (See Item l(c) and l(d)), except as set forth below, (i) neither the undersigned nor any of its affiliates has purchased the Registrable Securities other than in the ordinary course of business, and (ii) at the time of the purchase of the Registrable Securities to be registered, the undersigned had no agreement or understanding, written or otherwise, with any person to distribute, directly or indirectly, any such Registrable Securities.

State any exceptions here:

6.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Registrable Securities may be sold from time to time directly by the undersigned. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)

(i)	on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale;

(ii)	in the over-the-counter market;

(iii)	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

(iv)	through the writing of options.

In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering or the Registrable Securities without the prior written agreement of Primus.

ACKNOWLEDGEMENTS

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Security Holder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein. Pursuant to the Registration Rights Agreement, Primus has agreed under certain circumstances to indemnify the Selling Security Holders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify Primus of any inaccuracies changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

In the event that the undersigned transfers all or any portion of the Registrable Securities listed in Item 3 above alter the date on which such information is provided to Primus, the undersigned agrees to notify the transferee(s) at the time of transfer of its rights and obligations under this Election and Questionnaire and the Registration Rights Agreement.

By signing this Election and Questionnaire, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by Primus in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Election and Questionnaire is executed by the Selling Security Holder and received by Primus, the terms of this Election and Questionnaire and the representations and warranties contained herein shall be binding on, shall insure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of Primus and the Selling Security Holder with respect to the Registrable Securities beneficially owned by such Selling Security Holder and listed in Item 3 above.

This Election and Questionnaire shall be governed by, and construed in accordance with; the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner

By:
Name:
Title:

Dated:

Please return the completed and executed Election and

Questionnaire

to:

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, VA 22102

Tel.: (703) 902-2800

Fax: (703) 902-2814

Attention: Mr. Thomas R. Kloster

EXHIBIT B

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[Name of Trustee/Transfer Agent]

Primus Telecommunications Group, Incorporated

Primus Telecommunications Holding, Inc.

c/o [Name of Trustee/Transfer Agent]

_________________________

_________________________

Attention: Trust Officer

Re: Primus Telecommunications Group, Incorporated (“Parent”) and Primus Telecommunications Holding, Inc. (“Holding”) 5.00% Exchangeable Senior Notes due 2009

Dear Sirs:

Please be advised that                                  has transferred [$                     aggregate principal amount of the above-referenced Notes] [             shares of Common Stock] pursuant to an effective Shelf Registration Statement.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the [Notes][Common Stock] is named as a “Selling Securityholder” in the prospectus dated [date] or in supplements thereto, and that the [aggregate principal amount of the Notes transferred are the Notes] [number of shares of Common Stock transferred are the Common Stock] listed in such prospectus opposite such owner’s name.

Very truly yours,

(Name)

By:
(Authorized Signature)

Dated: _______________

B-1